Exhibit 99.16



HOLMES T
MONTGOMERY GUL
NF-946
Shoshone Medical Center
llogg
50
Wardner
MONTGOMERY GULCH RD
90
Shoshone Golf &
Tennis Club
54
FIRE RD
Idaho Panhandle
National
Forest
NF-271
NF-271
57
GF
Osburn
E MULLAN AVE
Camp Project
I-90-BL
Silve
60
1 mi
1 km